EXHIBIT 91.1

                   EQUITY INNS ANNOUNCES FIRST QUARTER RESULTS

***********************First Quarter 2005 Highlights****************************
- Produces Record Funds From Operations Increase of 92% to $0.25 Per Diluted Share -
- Funds From Operations Per Share Exceed Analyst Consensus Estimates By $0.05 -
- RevPAR Improves 11.1% versus Industry RevPAR Increase of 7.2% -
- Gross Operating Profit Increases 500 Basis Points to 42.2% -
- Company Raises 2005 FFO Per Share Guidance Range to $0.98 to $1.06 -

GERMANTOWN, Tenn., May 4, 2005 -- Equity Inns, Inc. (NYSE: ENN), a hotel real estate investment trust (REIT), today announced its results for the first quarter ended March 31, 2005.

Funds From Operations (FFO) for the first quarter 2005 increased 136% to $13.2 million versus FFO of $5.6 million for the first quarter 2004. FFO per share for the first quarter increased 92% to $0.25 versus $0.13 for the first quarter 2004. Net income applicable to common shareholders for the first quarter 2005 was $1.8 million, compared to a net loss of $4.1 million in the first quarter 2004. Net income per diluted share was $0.03, versus a loss of $0.10 in the first quarter 2004. The Company reported income from continuing operations for the first quarter 2005 of $3.7 million, versus a loss from continuing operations of $1.8 million in the prior year quarter. Adjusted EBITDA climbed 65% to $23.8 million in the first quarter 2005 versus $14.4 million in the same period last year.

Financial Highlights for the First Quarter:

Howard A. Silver, President and Chief Executive Officer, stated, "We are extremely pleased with our record first quarter performance, which follows record fourth quarter 2004 results. Our performance demonstrates the success of both our internal and external growth strategies and our ability to execute on them. These strategies enable us to outperform the industry during difficult times, as we did from 2001 to 2003, as well as during periods of industry growth. We believe that our strategy of driving average daily rate (ADR), which we are in a position to do since we minimized our occupancy declines during the industry downturn, coupled with our accretive acquisitions, results in superior bottom-line improvement as evidenced by a 92% improvement in our FFO per share."

In the first quarter of 2005, the FFO improvement stems primarily from the $6.6 million net accretive effect of the Company's acquisitions and same-store hotel net operating income of $1.5 million. The Company produced a record revenue per available room (RevPAR) increase of 11.1%, which was driven by a 7.4% increase in ADR to $88.81 and a 220 basis point gain in occupancy to 67.6%. The Company's first quarter 2005 gross operating profit margin (GOP Margin) increased 500 basis points to 42.2% from 37.2% in the first quarter of 2004.

First quarter 2005 hotel revenue was $75.0 million, an increase of 39% from $54.1 million in the first quarter 2004. The improvement was driven by net incremental revenue of $16.5 million from acquisitions completed in 2004 and 2005 and an increase of $4.4 million from same-store hotel revenue. RevPAR growth was strong throughout the first quarter of 2005 - RevPAR increased 14.4% in January, 9.9% in February and 9.3% in March, as compared to the same periods in the prior year. Moreover, the strength has continued into early second quarter 2005, with preliminary numbers indicating April RevPAR improved 13.8%.

Additional First Quarter Events:

o On January 26, 2005, the Company announced that it sold a 123-room exterior corridor Hampton Inn in Birmingham, Alabama for $3.95 million. This amount reflects approximately a 10% capitalization rate on trailing 12 months' net operating income.

o On February 24, 2005, Equity Inns announced that it had agreed to purchase a 126-room Hilton Garden Inn located in Ft. Myers, Florida for a cost of $14.5 million. The purchase was completed at a 10.2% capitalization rate on trailing 12 months' net operating income. The hotel is located in the center of Ft. Myers' key office market, which includes more than one million square feet of office space within one mile. The purchase was finalized on March 1, 2005.

o On February 28, 2005, Equity Inns announced that it had agreed to acquire a 93-room Courtyard by Marriott in Bowling Green, Kentucky. The purchase price was $6.9 million and represents a 10.2% capitalization rate on trailing 12 months' net operating income. The acquisition was completed on April 29, 2005.

o On March 4, 2005, Equity Inns completed an offering of approximately 2.7 million shares of its common stock. The offering resulted in net proceeds to the Company of $28.5 million. The proceeds will be used for identified acquisitions and to repay indebtedness under the Company's line of credit.

Recent Events:

On May 2, 2005, Equity Inns completed the purchase of two Marriott hotels in Jacksonville, Florida, including an 81-room Courtyard and a 78-suite Residence Inn for approximately $12.5 million, which represents a 10.2% capitalization rate on trailing 12 months' net operating income. As previously disclosed, the properties will be managed by MMI Hotel Group.

Capital Structure:

At March 31, 2005, Equity Inns had $429.0 million of long-term debt outstanding, which included $64.5 million drawn under its $110 million line of credit. The weighted average interest rate and remaining life of the Company's debt was 7.0% and 4.4 years, respectively. The total debt represented 37.8% of the historical cost of the Company's hotels, remaining low in comparison to prior years. Equity Inns' leverage ratio was 4.43, which is a five-year low for the Company. Fixed rate debt, including variable rate debt hedged by interest rate swaps, amounted to 94.1% of total debt. At March 31, 2005, the Company's outstanding common stock and partnership units were a combined 55,401,373.

Dividend:

The level of Equity Inns' common dividend will continue to be determined by the operating results of each quarter, economic conditions, capital requirements, and other operating trends. For the first quarter 2005, Equity Inns paid a $0.15 common dividend per share and a $0.546875 preferred dividend per share. The cash available for distribution (CAD) payout ratio was approximately 66% for the trailing twelve-month period ended March 31, 2005.

Mr. Silver concluded, "We are optimistic about the balance of this year. In addition to generating strong RevPAR and FFO growth and making accretive acquisitions, we are delivering on our commitment to maintain a solid balance sheet. In fact, we have actually decreased our leverage in the first quarter 2005 despite completing additional acquisitions. We are in a position to continue to upgrade our portfolio as part of our strategy in order to augment our growth and create long-term shareholder value. As a result of our recent strength, we were able to raise our dividend 15% in the first quarter 2005."

Second Quarter Guidance:

Based upon expectations for continued improvement in the upscale and mid-scale lodging sectors, recent acquisitions and divestitures, along with planned expense increases, the Company now expects 2005 RevPAR increases will be in the range of 4% to 6%, resulting in an Adjusted EBITDA range of $93.0 million to $97.5 million, FFO per diluted share range of $0.98 to $1.06 and net income per diluted share range of $0.17 to $0.25. The Company also anticipates 2005 capital expenditures will be approximately $25.0 million.

As a result of these assumptions, management now expects second quarter FFO between $0.29 and $0.31 per diluted share and net income per diluted share to be in the range of $0.05 to $0.07, with a RevPAR increase between 4% and 8%.

Conference Call:

Equity Inns will hold a conference call and webcast to discuss the Company's first quarter 2005 results after the market close on May 4, 2005, at 4:30 p.m. (Eastern Time). Interested investors and other parties may listen to the conference call by dialing (800)-289-0572 or for international participants
(913)-981-5543. A simultaneous webcast of the conference call may be accessed by logging onto the Company's website at http://www.equityinns.com/ and selecting the microphone icon.

A replay of the conference call will be available on the Internet at www.streetevents.com and the Company's website, www.equityinns.com for seven days following the call. A recording of the call will also be available by telephone until midnight, on May 11, 2005 by dialing 888-203-1112 or 719-457-0820 for international participants. The pass code is 7335041.

Certain matters discussed in this press release which are not historical facts are "forward-looking statements" within the meaning of the federal securities laws and involve risks and uncertainties. The words "may," "plan," "project," "anticipate," "believe," "estimate," "expect," "intend," "will," and similar terms are intended to identify forward-looking statements, which include, without limitation, statements concerning our outlook for the hotel industry, acquisition and disposition plans for our hotels and assumptions and forecasts of future results for fiscal year 2005 FFO and AFFO per diluted share.

Forward-looking statements are not guarantees of future performance and involve numerous risks and uncertainties which may cause our actual financial condition, results of operation and performance to be materially different from the results of expectations expressed or implied by such statements. General economic conditions, future acts of terrorism or war, risks associated with the hotel and hospitality business, the availability of capital, risks associated with our debt financing, hotel operating risks and numerous other factors, may affect our future results and performance and achievements. These risks and uncertainties are described in greater detail in our periodic filings with the United States Securities and Exchange Commission (SEC). We undertake no obligation and do not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

Notes to Financial Information

The Company operates as a self-managed and self-administered real estate investment trust, or REIT. Readers are encouraged to find further detail regarding Equity Inns organizational structure in its annual report on Form 10-K for the year ended December 31, 2004 as filed with the SEC.

Non-GAAP Financial Measures

Included in this press release are certain "non-GAAP financial measures," which are measures of the Company's historical or future financial performance that are different from measures calculated and presented in accordance with generally accepted accounting principles, or GAAP, within the meaning of applicable SEC rules. These include: (i) Gross Operating Profit Margin, (ii) Funds From Operations, (iii) Adjusted Funds From Operations, (iv) Adjusted EBITDA, (v) Cash Available for Distribution (CAD), (vi) CAD Payout Ratio, (vii) Capitalization Rate and (viii) Leverage Ratio. The following discussion defines these terms, which the Company believes can be useful measures of its performance.

Gross Operating Profit Margin

The Company uses a measure common in the hotel industry to evaluate its operating results. Gross operating profit margin (GOP Margin) is defined as hotel revenues minus hotel operating costs before property taxes, insurance and management fees, divided by hotel revenues.

FFO

The National Association of Real Estate Investment Trusts, or NAREIT, defines Funds From Operations, or FFO, as net income (loss) applicable to common shareholders excluding gains (or losses) from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented on a per share basis after making adjustments for the effect of dilutive securities. Equity Inns uses FFO per share as a measure of performance to adjust for certain non-cash expenses such as depreciation and amortization because historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. FFO is also used by management in the annual budget process.

Because real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be less informative. NAREIT adopted the definition of FFO in order to promote an industry-wide standard measure of REIT operating performance. Accordingly, as a member of NAREIT, Equity Inns adopted FFO as a measure to evaluate performance and facilitate comparisons between the Company and other REITs, although FFO and FFO per share may not be comparable to those measures or similarly titled measures as reported by other companies.

Adjusted Funds From Operations

Equity Inns further adjusts FFO for losses on impairment of hotels held for sale, prepayment penalties on extinguishment of debt and other non-cash or unusual items. We refer to this as Adjusted Funds from Operations, or AFFO. The Company's computation of AFFO and AFFO per diluted share is not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs, but the Company believes it is an appropriate measure for this Company. The Company uses AFFO because it believes that this measure provides investors a useful indicator of the operating performance of the Company's hotels by adjusting for the effects of certain non-cash or non- recurring items arising from the Company's financing activities, impairment charges on hotels held for sale and other areas. In addition to being used by management in the annual budget process, AFFO per share is also used by the Compensation Committee of the Board of Directors as one of the criteria for performance-based compensation.

Adjusted EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization, or EBITDA, is a commonly used measure of performance in many industries which the Company believes provides useful information to investors regarding its results of operations. EBITDA helps Equity Inns and its investors evaluate the ongoing operating performance of its properties and facilitates comparisons with other lodging REITs, hotel owners who are not REITs, and other capital-intensive companies. The Company uses EBITDA to provide a baseline when evaluating hotel results.

The Company also uses EBITDA as one measure in determining the value of acquisitions and dispositions and, like FFO and AFFO, it is also used by management in the annual budget process.

The Company further adjusts EBITDA to exclude preferred stock dividends, gains or losses from discontinued operations and minority interests because it believes that including them in EBITDA is not consistent with reflecting the ongoing operating performance of the remaining assets.

The Company has historically adjusted EBITDA when evaluating its performance because management believes that the exclusion of certain non-cash and non-recurring items described above assists the Company in measuring the performance of its hotels and reflects the ongoing value of the Company as a whole. Therefore, the Company modifies EBITDA and refers to this measure as Adjusted EBITDA.

Cash available for distribution (CAD)

Cash available for distribution (CAD) is defined as AFFO, adjusted for certain non-cash amortization and an allowance for recurring capital expenditures equal to four percent of hotel room revenue from continuing operations. The Company computes the CAD Payout Ratio by dividing common dividends per share and unit paid over the last twelve months by trailing twelve-month CAD per share for the same period. The Company believes the CAD Payout Ratio also helps improve equity holders' ability to understand the Company's ability to make distributions to its shareholders.

Capitalization Rate

The Company uses a measure common in the hotel industry to discuss its underwriting of acquired or disposed hotel assets. Capitalization rate, for this discussion, is defined as the percentage derived by dividing the net operating income of the hotel asset(s), including a management fee and an allowance for recurring capital expenditures, divided by the purchase price paid or received for the hotel asset(s).

Leverage Ratio

The Company uses a measure common in the hotel industry to evaluate its financial leverage. Leverage ratio is defined as the Company's long-term debt divided by EBITDA as defined in the financial covenants of its line of credit.

GOP Margin, FFO, AFFO, FFO per Share, AFFO per Share, Adjusted EBITDA, CAD, CAD Payout Ratio, Capitalization Rate and Leverage Ratio presented, may not be comparable to the same or similarly titled measures calculated by other companies and may not be helpful to investors when comparing Equity Inns to other companies. This information should not be considered as an alternative to net income, income from operations, cash from operations, or any other operating performance measure prescribed by GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for Adjusted EBITDA purposes) and other items have been and will be incurred and are not reflected in the Adjusted EBITDA, FFO and AFFO per share presentations. Equity Inns' statement of operations and cash flows include disclosure of its interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating the Company's performance, as well as the usefulness of its non-GAAP financial measures. Additionally, FFO, AFFO, FFO per share, AFFO per share, Adjusted EBITDA and CAD should not be considered as a measure of the Company's liquidity or indicative of funds available to fund its cash needs, including the Company's ability to make cash distributions. In addition, FFO per share, AFFO per share and CAD do not measure, and should not be used as measures of, amounts that accrue directly to shareholders' benefit.

Hotel Operating Statistics

The Company uses a measure common in the hotel industry to evaluate the operations of its hotel room revenue per available room, or RevPAR. RevPAR is the product of the ADR charged and the average daily occupancy achieved. RevPAR does not include food and beverage or other ancillary revenues such as parking, telephone, or other guest services generated by the property. Similar to the reporting periods for the Company's statement of operations, hotel operating statistics (i.e., RevPAR, ADR and average occupancy) are reported based on a quarter end. This facilitates year-to-year comparisons of hotel results, as each reporting period will be comprised of the same number of days of operations as in the prior year.

About Equity Inns

Equity Inns, Inc. is a self-advised REIT that focuses on the upscale extended stay, all-suite and midscale limited-service segments of the hotel industry. The Company currently owns 113 hotels with 13,763 rooms located in 34 states. For more information about Equity Inns, visit the Company's Web site at www.equityinns.com.

CONTACT: Equity Inns, Inc.
                     Howard Silver
                     Mitch Collins, 901-754-7774
                              Or
                     Integrated Corporate Relations, Inc.
                     Brad Cohen, 203 682-8211

                                EQUITY INNS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)



                                                                              March 31,              December 31,
                                                                                2005                     2004
                                                                             ----------              ------------
                                                                             (unaudited)
ASSETS
Investment in hotel properties, net                                           $868,386                $852,755
Assets held for sale                                                                 -                   3,849
Cash and cash equivalents                                                       10,403                   6,991
Accounts receivable, net of doubtful accounts
    of $225 and $225, respectively                                               9,259                   7,543
Interest rate swaps                                                                662                       -
Deferred expenses, net                                                           8,309                   8,679
Deposits and other assets, net                                                  12,979                  13,437
                                                                              --------                --------

       Total Assets                                                           $909,998                $893,254
                                                                              ========                ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Long-term debt                                                                $428,966                $439,183
Accounts payable and accrued expenses                                           32,099                  30,366
Distributions payable                                                            9,568                   8,090
Interest rate swaps                                                                  -                     119
Minority interests in Partnership                                                9,197                   9,064
                                                                              --------                --------

       Total Liabilities                                                       479,830                 486,822
                                                                              --------                --------

Commitments and Contingencies

Shareholders' Equity:

Preferred stock (Series B), 8.75%, $.01 par value, 10,000,000
  shares authorized, 3,450,000 shares issued and outstanding                    83,524                  83,524
Common stock, $.01 par value, 100,000,000
  shares authorized, 54,715,041 and 51,872,460
  shares issued and outstanding                                                    547                     519
Additional paid-in capital                                                     572,404                 542,397
Treasury stock, at cost, 747,600 shares                                         (5,173)                 (5,173)
Unearned directors' and officers' compensation                                  (2,980)                 (2,211)
Distributions in excess of net earnings                                       (218,816)               (212,505)
Unrealized gain (loss) on interest rate swaps                                      662                    (119)
                                                                              --------                --------

       Total Shareholders' Equity                                              430,168                 406,432
                                                                              --------                --------

       Total Liabilities and Shareholders' Equity                             $909,998                $893,254
                                                                              ========                ========

                                EQUITY INNS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)


                                                                   For the Three Months Ended
                                                                           March 31,
                                                                  ----------------------------
                                                                   2005                 2004
                                                                  -------              -------
Revenue:
   Room revenue                                                   $71,919              $51,492
   Other hotel revenue                                              3,121                2,572
   Other revenue                                                      106                   99
                                                                  -------              -------
       Total revenue                                               75,146               54,163

Operating expenses:
   Direct hotel expenses                                           41,436               31,387
   Other hotel expenses                                             2,430                1,971
   Depreciation                                                    11,400                9,403
   Property taxes, rental expense and insurance                     5,403                4,437
   General and administrative expenses:
       Non-cash stock-based compensation                              435                  159
       Other general and administrative expenses                    2,132                1,968
                                                                  -------              -------
       Total operating expenses                                    63,236               49,325
                                                                  -------              -------

Operating income                                                   11,910                4,838

Interest expense, net                                               8,178                6,740
                                                                  -------              -------

Income (loss) from continuing operations before
   minority interests and income taxes                              3,732               (1,902)
   Minority interests income (expense)                                (49)                 107
   Deferred income tax benefit (expense)                                -                    -
                                                                  -------              -------
Income (loss) from continuing operations                            3,683               (1,795)

Discontinued operations:
   Gain (loss) on sale of hotel properties                              -                 (320)
   Loss on impairment of hotels held for sale                           -                    -
   Income (loss) from operations of
       discontinued operations                                        (30)                 (83)
                                                                  -------              -------
Income (loss) from discontinued operations                            (30)                (403)
                                                                  -------              -------

Net income (loss)                                                   3,653               (2,198)

Preferred stock dividends                                          (1,887)              (1,887)
                                                                  -------              -------

Net income (loss) applicable to common shareholders               $ 1,766              $(4,085)
                                                                  =======              =======

Net income (loss) per share data: Basic and diluted
   income (loss) per share:
       Continuing operations                                      $  0.03              $ (0.09)
       Discontinued operations                                      (0.00)               (0.01)
                                                                  -------              -------

Net income (loss) per common share                                $  0.03              $ (0.10)
                                                                  =======              =======

Weighted average number of common shares
   outstanding, basic and diluted                                  52,070               42,881
                                                                  =======              =======

         RECONCILIATION OF NET INCOME TO ADJUSTED FUNDS FROM OPERATIONS
                       AND CASH AVAILABLE FOR DISTRIBUTION
                                   (unaudited)

The following is a reconciliation of net income (loss) to FFO and AFFO, both applicable to common shareholders, and cash available for distribution and illustrates the difference in these measures of operating performance (in thousands, except per share and unit data):



                                                                For the Three Months Ended
                                                                        March 31,
                                                               -----------------------------
                                                                2005                   2004
                                                               -------               -------
Net income (loss) applicable to common shareholders            $ 1,766               $(4,085)

   Add (subtract):
     (Gain) loss on sale of hotel properties                         -                   320
     Minority interests (income) expense                            49                  (107)
     Depreciation                                               11,400                 9,403
     Depreciation from discontinued operations                       -                    88
                                                               -------               -------

Funds From Operations (FFO)                                     13,215                 5,619

Loss on impairment of hotels held for sale                           -                     -
Prepayment penalty on extinguishment of debt                         -                     -
                                                               -------               -------

Adjusted Funds From Operations (AFFO)                           13,215                 5,619

Add:
   Amortization of debt issuance costs                             464                   371
   Amortization of deferred expenses and
     stock-based compensation                                      469                   201
   Amortization from discontinued operations                         -                     3

Capital reserves                                                (2,877)               (2,060)
                                                               -------               -------

Cash Available for Distribution                                $11,271               $ 4,134
                                                               =======               =======

Weighted average number of diluted common
   shares and Partnership units outstanding                     53,503                44,004
                                                               =======               =======

Funds From Operations per Share and Unit                       $  0.25               $  0.13
                                                               =======               =======

Adjusted Funds From Operations per Share
   and Unit                                                    $  0.25               $  0.13
                                                               =======               =======

Cash Available for Distribution per Share
   and Unit                                                    $  0.21               $  0.09
                                                               =======               =======

                 RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
                                   (unaudited)


The following is a reconciliation of net income (loss) applicable to common shareholders to Adjusted EBITDA (in thousands):


                                                              For the Three Months Ended
                                                                       March 31,
                                                            -------------------------------
                                                             2005                    2004
                                                            -------                -------
Net income (loss) applicable to common
   shareholders                                             $ 1,766                $(4,085)

Add (subtract):
   Preferred stock dividends                                  1,887                  1,887
   (Income) loss from discontinued operations                    30                    403
   Minority interests (income) expense                           49                   (107)
   Depreciation                                              11,400                  9,403
   Interest expense, net                                      8,178                  6,740
   Amortization of deferred expenses and
     stock-based compensation                                   469                    201
                                                            -------                -------

Adjusted EBITDA                                             $23,779                $14,442
                                                            =======                =======

                                Equity Inns, Inc.
                                Hotel Performance
               For the Three Months Ended March 31, 2005 and 2004

                               All Comparable (1)



                                                    RevPAR (2)                    Occupancy                           ADR
                                             ----------------------          ---------------------             --------------------
                               # of                        Variance                       Variance                        Variance
                              Hotels           2005        to 2004            2005        to 2004               2005      to 2004
                              ------          ------       --------          ------       --------             ------     ----------

Portfolio                       111           $60.01         11.1%             67.6%       2.2 pts.            $88.81         7.4%

Franchise
  AmeriSuites                    18           $50.73         11.1%             65.1%       3.3 pts.            $77.96         5.5%
  Comfort Inn                     2           $66.25          9.1%             66.3%      -5.1 pts.            $99.92        17.5%
  Courtyard                       8           $71.35          4.5%             77.1%       2.1 pts.            $92.57         1.7%
  Hampton Inn                    48           $53.26         14.4%             63.9%       3.2 pts.            $83.29         8.7%
  Hampton Inn & Suites            1          $141.25         22.2%             91.3%      -0.6 pts.           $154.70        23.0%
  Hilton Garden Inn               2           $96.34         15.3%             75.0%      -0.6 pts.           $128.38        16.3%
  Holiday Inn                     4           $33.23          8.1%             55.7%       4.7 pts.            $59.66        -1.0%
  Homewood Suites                 9           $80.01          8.7%             75.1%       2.2 pts.           $106.47         5.6%
  Residence Inn                  18           $70.45          6.9%             73.9%      -0.6 pts.            $95.29         7.8%
  SpringHill Suites               1           $40.15          3.8%             59.8%      -3.1 pts.            $67.13         9.1%

Region
  East North Central             14           $45.06          9.4%             55.1%       3.1 pts.            $81.84         3.4%
  East South Central             16           $48.78          7.9%             64.6%       2.2 pts.            $75.53         4.2%
  Middle Atlantic                 6           $58.57          1.2%             62.6%      -4.8 pts.            $93.49         9.0%
  Mountain                       10           $67.58         14.3%             74.3%       5.0 pts.            $91.02         6.5%
  New England                     5           $52.76         12.4%             61.4%       4.5 pts.            $85.91         4.1%
  Pacific Northwest               2           $68.80          6.5%             67.5%       2.9 pts.           $102.01         2.0%
  South Atlantic                 41           $72.46         13.5%             74.3%       1.5 pts.            $97.46        11.2%
  West North Central              7           $51.28         15.1%             62.8%       3.0 pts.            $81.65         9.6%
  West South Central             10           $53.14          8.5%             68.0%       3.6 pts.            $78.14         2.8%

Type
  All Suite                      18           $50.73         11.1%             65.1%       3.3 pts.            $77.96         5.5%
  Extended Stay                  27           $74.31          7.7%             74.4%       0.5 pts.            $99.85         6.9%
  Full Service                    6           $49.61          5.6%             61.7%       1.6 pts.            $80.37         2.8%
  Limited Service                60           $57.91         13.8%             66.1%       2.7 pts.            $87.67         9.1%



(1) All Comparable is defined as our system-wide gross lodging revenues for hotels that the Company owns at period end.

(2) RevPAR is calculated by taking the Company's average daily rate (ADR) times occupancy.